EXHIBIT 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement made and entered into this ___ day of ___ 2011 (the “Agreement”) by and between The Pantry, Inc., a Delaware corporation (the “Company”), and _____ (the “Indemnitee”).

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to provide indemnification rights to current and future officers and directors of the Company so as to enable them to serve or continue to serve free from concern against inordinate risks of claims and actions relating to their service with or on behalf of the Company;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware and Article VI of the By-laws of the Company are both non-exclusive, and therefore contemplate that contracts may be entered into with respect to indemnification rights of directors, officers and employees; and

WHEREAS, Indemnitee is willing to serve or continue to serve as an officer or director of the Company on the condition that he/she be indemnified;

NOW, THEREFORE, in consideration of the service or continued service of the Indemnitee to the Company and the covenants set forth herein, the Company and the Indemnitee agree as follows:

Section 1.  Indemnification.  The Company shall indemnify Indemnitee to the fullest extent authorized or permitted by the General Corporation Law of the State of Delaware or any other applicable law, as the same exist or may hereafter be amended, and such right to indemnification shall continue after Indemnitee has ceased to serve as an officer or director of the Company and shall inure to the benefit of his/her heirs, personal representatives, executors and administrators.

Section 2.  Advancement of Expenses. The right to indemnification conferred in this Agreement shall include the right to have the Company advance and pay the expenses of the Indemnitee (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that, if applicable law requires, an advancement of expenses incurred by the Indemnitee shall be made only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified or such expenses under this Agreement or otherwise.

Section 3.  Indemnification of Expenses as a Witness. If Indemnitee is, by reason of his/her status as an officer or director of the Company, a witness in any actual or threatened litigation, investigation, administrative hearing or other proceeding, the Company shall indemnify him against all expenses (including reasonable attorney’s fees)actually and reasonable incurred by Indemnitee in connection with such proceeding.

Section 4.  Rights Applicable Regardless of Time of Occurrence or Claim. Indemnitee’s rights under this Agreement shall apply both during and after his/her term of service as officer or director of the Company and without regard to whether the actual or alleged state of facts, occurrence, action or omission that may give rise to an indemnification right shall have occurred, or whether any claim, action or other proceeding shall have been made or occurred, before, during or during or after such term of service.

Section 5.  Rights Not Exclusive. The rights to indemnification and advancement of expenses set forth herein shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Company’s Certificate of Incorporation or by-laws, any other agreement, any policy of insurance or otherwise.

Section 6.  Exception to Indemnification or Advancement of Expenses. Notwithstanding any other provision hereof:

(a)
the Company shall not be obligated to indemnify Indemnitee or to advance any expenses to him/her in connection with any proceeding: (i) initiated by the Indemnitee or his/her successors or assigns unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company: provided, however, that the Company shall be obligated to indemnify Indemnitee for expenses incurred in an action to enforce his/her rights under this Agreement if Indemnitee is successful therein;(ii) relating to the enforcement of the clawback provisions of Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, or any policy of the Company adopted pursuant to such provisions; (iii)under Section 16 of the Securities Exchange Act of 1934, as amended, for an accounting of profits made from the purchase and sale of securities of the Company; or(iv)initiated by the Company against Indemnitee for any violation or alleged violation of any non-competition or non-solicitation agreement or any misappropriation or alleged misappropriation of any trade secrets or other proprietary rights of the Company;

(b)
the Company shall not be obligated to advance expenses to or for Indemnitee in connection with any matter:  (i) involving the enforcement or interpretation of any employment, severance or compensation plan or agreement or (ii) which is a criminal proceeding, a civil proceeding brought by a federal, state or local governmental authority or agency or an internal investigation if the Board or a duly authorized committee of the Board determines in good faith that the proceeding  or internal investigation relates to either (A) a willful violation of applicable law by the Indemnitee or (B) actions undertaken by the Indemnitee solely in his or her individual interest and without regard for the best interests of the Company; and

(c)
in the event of any dispute as to whether or not any of the exceptions set forth in this Section 6 are applicable, the determination shall be made by the Board or a duly authorized committee of the Board acting in good faith, and its decision shall be binding. The Indemnitee shall be entitled to receive written notice of the date and time of meeting at which the determination will be made at least ten (10) days in advance of the meeting, and shall be entitled to be attend a portion of the meeting to present his/her position.

Section 7.  Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement in unavailable to Indemnitee for any reason whatsoever, in lieu of indemnifying Indemnitee, the Company shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable to reflect (i)the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to the proceeding; and/or (ii) the relative fault of the Company (including its other directors, officers, employees and agents)and Indemnitee in connection with such event(s) or transactions(s).

Section 8.  Duration of Agreement; Successors and Assigns. This Agreement shall remain in effect until terminated by the written mutual agreement of the parties, shall be binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and shall inure to Indemnitee’s heirs, personal representatives, executors and administrators. In the event that the Company shall be a constituent corporation in a merger, consolidation or other reorganization, the Company, if it is not the surviving, resulting or acquiring company therein, shall require as a condition thereto that the surviving, resulting or acquiring corporation shall agree to indemnify Indemnitee to the full extent provided herein and that it expressly assume and agree to perform the provisions of this Agreement.

Section 9.  Governing Law; Amendment. This Agreement shall be governed by the laws of the State of Delaware and may not be amended or modified except by a written instrument signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year written above.

THE PANTRY, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

INDEMNITEE

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